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                                                                    EXHIBIT 23.2





















                     CONSENT OF MOST HOROWITZ & COMPANY LLP



















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                    Consent of Independent Public Accountants




         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 23, 2000, included in Univec, Inc.'s Form 10-KSB for the year ended December 31, 1999, and our report dated March 15, 2000 as to Note 13 included in Univec, Inc.'s Form 10-KSB/A for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.



                                             /s/ Most Horowitz & Company LLP
                                             -------------------------------
                                             Most Horowitz & Company LLP



New York, New York
September 28, 2000